Exhibit 6.5

STANDARD INDUSTRIAL/COMMERCIAL MULTI-LESSEE LEASE — MODIFIED NET AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.           Basic Provisions (“Basic Provisions”).

1.1           Parties:  This Lease (“Lease”) dated for reference purposes only, December 17, 2008, is made by and between TITAN MAC FUND I, LP, a Texas limited partnership or its assigns (“Lessor”) and CrossCart, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2(a)      Premises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, located on the real property described on Exhibit “A” commonly known by the street address of 11969 Starcrest, San Antonio, Texas 78247, as outlined on Exhibit “B” attached hereto consisting of 4,000 square feet (“Premises”). The “Building” is that certain building containing the Premises and generally described as:

The building known as Blossom Park containing 137,858± square feet of which the Premises are a part located at 11945 Starcrest, San Antonio, Texas 78247.

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Industrial Center.” (Also see Paragraph 2.)

1.2(b)      Parking: [number to be inserted prior to execution of lease] unreserved vehicle parking spaces per code (“Unreserved Parking Spaces”); and no reserved vehicle parking spaces (“Reserved Parking Spaces”). (Also see Paragraph 2.6.)

1.3           Term:           Forty (40) months (“Original Term”) commencing March 1, 2009, (“Commencement Date”) and ending June 30, 2012 (“Expiration Date”). (Also see Paragraph 3.)

1.4           Early Possession Date: December ___, 2008 (“Early Possession Date”). (Also see Paragraphs 3.2 and 3.3.)

1.5           Base Rent:

Term	Amt Per Square Foot	Annual Rent	Monthly Rent
Original Term:
Months 1-4	0	0	0
Months 5-16	$6.00	$24,000.00	$2,000.00
Months 17-28	$6.18	$24,720.00	$2,060.00
Months 29-40	$6.37	$25,480.00	$2,123.33

First Option Term	$6.56	$26,240.00	$2,186.67

Second Option Term	FMV	FMV	FMV

Third Option Term	FMV	FMV	FMV

As used herein, the term “FMV” shall mean the then prevailing fair market rentals for comparable premises in comparable industrial centers in the greater San Antonio, Texas area, as initially determined by Lessor, subject to the reasonable approval of Lessee. Lessor and Lessee shall use good faith in determining and approving the amount of such rentals efforts to come to an agreement on the amount of such rentals; provided, however, in the event Lessor and Lessee are unable to agree upon the amount of such rentals within sixty (60) days prior to the expiration of the Option Term then in effect, Lessee may either (i) revoke its exercise of its option to extend the next succeeding Option Term, whereupon this Lease shall expire upon the termination of the Option Term then in effect or (ii) require the FMV of the Premises for the next succeeding Option Term to be determined by a third party agreed upon by representatives of each of Lessor and Lessee, respectively.

(“Base Rent”), payable on the 1st day of each month commencing July 1, 2009 (Also see Paragraph 4.)

1.6(a)      Base Rent Paid Upon Execution: $2,000.00 as Base Rent as an advance payment of the first payment of Base Rent due hereunder.

1.6(b)      Lessee’s Share of Common Area Operating Expenses: Two and 90/100 percent (2.9%) (“Lessee’s Share”) as determined by 4,000 pro rata square footage of the Premises as compared to the total square footage of the Building as set forth in Paragraph 1.2(a). The monthly amount to be paid by Lessee as Lessee’s Share of Common Area Operating Expenses shall initially be $743.33.

1.7           Security Deposit. [Intentionally Omitted]

1.8           Permitted Use: Lessee shall be entitled to use and occupy the Premises for conducting a start-up company which will operate a bio-tech manufacturing lab and uses associated therewith. Lessee shall use the Premises for no other purposes whatsoever without Lessor’s prior written consent, not to be unreasonably withheld. (“Permitted Use”). (Also see Paragraph 6.)

1.9           Insuring Party. Lessor is the “Insuring Party.” (Also see Paragraph 8.)

1.10(a)    Real Estate Brokers. The following real estate broker(s) (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties:

Lessee is represented by NAI REOC Partners (Arnie Jacob). Lessor is represented by NAI REOC Partners (Reagan Hicks). Lessor will pay any commissions or other amounts due to NAI REOC Partners (Reagan Hicks) and to NAI REOC Partners (Arnie Jacob) as a result of this transaction pursuant to terms of separate agreements. Except for the aforementioned representations of Lessor and Lessee, respectively, Lessor and Lessee each warrant to the other Party that no other finders or brokers have been involved with the introduction of Lessor and Lessee and/or the lease of the Premises and no other party is entitled to any commission as a result of the transaction contemplated herein resulting from the actions of such Party. In the event of a breach of the foregoing warranties, the breaching Party agrees to save, defend, indemnify and hold harmless the non-breaching Party from and against any claims, losses, damages, liabilities and expenses, including but not limited to reasonable attorneys’ fees. The obligations of this paragraph shall survive the termination of this Lease.

1.11           Guarantor. [Intentionally Omitted]

1.12           Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Exhibits “A” through “C,” all of which constitute a part of this Lease.

2.           Premises, Parking and Common Areas.

2.1           Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee’s Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2           Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Early Possession Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Early Possession Date. If a non-compliance with said warranty exists as of the Early Possession Date Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within ninety (90) days after the Early Possession Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3           Compliance with Covenants, Restrictions and Building Code. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee’s direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor’s consent or at Lessor’s direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances as the same are in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(b)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor’s expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4); provided, however Lessor represents and warrants to Lessee that (a) the use of the Premises for the Permitted Use in Paragraph 1.8 is not prohibited by any other lease affecting any area within either the Building or the Industrial Center, (b) the Permitted Use does not violate any applicable covenants or restrictions of record as of the Early Possession Date, (c) Lessor will neither amend or nor permit the amendment of such covenants and restrictions in any manner which would prevent Lessee from operating its business in the Premises for the Permitted Use.

2.4           Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) and Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Lessee’s intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility thereto as the same relate to Lessee’s occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5           Lessee as Prior Owner/Occupant. [Intentionally Omitted]

2.6           Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)

(a)           Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers or contractors to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b)           If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to the owner of the vehicle.

(c)           Lessor shall at the Early Possession Date and at all time during the Original Term and each Option Term (as hereinafter defined and, together with the Original Term, the “Term”), provide the parking facilities required by Applicable Law.

2.7           Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

2.8           Common Areas - Lessee’s Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the Term, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9           Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers and contractors to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center; provided, however, Lessor shall use commercially reasonable efforts to cause other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees to comply with all such Rules and Regulations.

2.10           Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)           Subject to the provisions of Paragraph 2.6, to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)           To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)           To designate other land contiguous to but outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d)           To add additional buildings and improvements to the Common Areas;

(e)           To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

(f)           To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.           Term.

3.1           Term. The Commencement Date, Expiration Date and Original Term are as specified in Paragraph 1.3.

3.2           Early Possession. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent and Lessee’s Share of Common Area Operating Expenses shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to Lessee’s obligation to carry the insurance required by Paragraph 8.2(a)) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3           Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within thirty (30) days after the Early Possession Date, Lessee may, at its option, by notice in writing to Lessor within thirty (30) days after the end of said thirty (30) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder, provided further, however, that if such written notice of Lessee is not received by Lessor within said thirty (30) day period, Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof.

4.           Rent.

4.1           Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction on or before the Commencement Date. Base Rent and all other rent and charges for any period during the Term which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent, Lessee’s Share of Common Area Operating Expenses and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

4.2           Common Area Operating Expenses. Lessee shall pay to Lessor during the Term, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6(b)) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the Term, in accordance with the following provisions:

(a)           “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:

(i)           The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

(aa)           The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

(bb)           Exterior signs and any Lessee directories.

(cc)           Fire detection and sprinkler systems.

(ii)           The cost of water, gas, electricity and telephone to service the Common Areas.

(iii)           Trash disposal, property management and security services and the costs of any environmental inspections.

(iv)           Reserves set aside for maintenance and repair of Common Areas.

(v)           Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor for the Building and the Common Areas under Paragraph 10 hereof.

(vi)           The cost of the premiums or the insurance policies maintained by Lessor under Paragraph 8 hereof.

(vii)           Any deductible portion of an insured loss concerning the Building or the Common Areas up to $5,000.00 per occurrence.

(viii)           Management fees, not to exceed four percent (4%) of Base Rent.

(ix)           Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)           Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center.

(c)           The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)           Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during said preceding year exceed Lessee’s Share as indicated on said statement, Lessee shall be credited the amount of such overpayment against Lessee’s Share of Common Area Operating Expenses next becoming due; provided, however, if and to the extent applicable, Lessor shall refund to Lessee any balance due Lessee upon the expiration of this Lease whether at the end of the Original Term or the end of the Option Term then in effect, as the case may be. If Lessee’s payments under this Paragraph 4.2(d) during said preceding year were less than Lessee’s Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement.

5.           Security Deposit. [Intentionally Omitted]

6.           Use.

6.1           Permitted Use.

(a)           Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

(b)           Lessor hereby agrees to not unreasonably withhold or delay its written consent to any written request by Lessee, Lessee’s assignees or sublessees, and by prospective assignees and sublessees of Lessee, its assignees and sublessees, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with exclusive uses granted other lessees under leases presently in full force and effect, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor’s reasonable objections to the change in use.

6.2           Hazardous Substances.

(a)           Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, could reasonably be expected to be: (i) injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and could not reasonably be expected to (1) expose the Premises or neighboring properties to any meaningful risk of contamination or damage or (2) expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee’s giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems reasonably necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b)           Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Reportable Use of a Hazardous Substance has occurred, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in such Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c)           Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee’s control. Lessee’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including reasonable consultants’ and reasonable attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement. Lessor shall indemnify, protect, defend and hold Lessee, its agents, employees, officers and directors harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises Lessor or anyone under Lessor’s control. Lessor’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including reasonable consultants’ and reasonable attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessee in writing at the time of such agreement.

6.3           Lessee’s Compliance with Requirements. Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) business days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

6.4           Inspection; Compliance with Law. Lessor, Lessor’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including but not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the reasonable costs and expenses of such inspections.

7.           Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

7.1           Lessee’s Obligations.

(a)           Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor’s Obligations) 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings), floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Notwithstanding any provisions of this Lease to the contrary, Lessee’s obligations for maintenance and repairs pursuant to this Paragraph 7.1 shall be at all time subject to and exclude reasonable wear and tear.

(b)           Lessee shall, at Lessee’s sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof. Notwithstanding the foregoing, all costs incurred for such services shall be reasonable and customery for the work procured.

(c)           If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair; in accordance with Paragraph 13.2 below.

7.2           Lessor’s Obligations.

(a)           Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises.

(b)           Notwithstanding any provision of this Lease to the contrary, Lessor hereby represents and warrants to Lessee that the heating and air conditioning system in the Premises shall be in good working order as of the Early Possession Date. Furthermore, Lessor agrees that any and all repairs and maintenance (including without limitation, any and all maintenance agreements required hereunder) shall be performed by Lessor, at Lessor’s sole cost and expense, for the period commencing on the Early Possession Date and continuing through the expiration of the twelfth (12th) full calendar month after the Commencement Date.

7.3           Lessee’s Construction Work, Utility Installations, Trade Fixtures, Alterations.

(a)           Lessee’s Construction Work. All construction work done by Lessee within the Premises shall be performed at Lessee’s sole cost and expense and in a good and workmanlike manner, in compliance with the provisions listed in Exhibit “C”, in compliance with all governmental requirements, in accordance with plans and specifications submitted to and approved by the Lessor, and conducted in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Building.

(b)           Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment which can be removed without doing material damage to the Premises and includes, without limitation, any clean room(s) installed by Lessee. The term “Alterations” shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease other than Utility Installations or Trade Fixtures. “Lessee-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor’s consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the Term does not exceed $5,000.00.

(c)           Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(b) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the Term shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000.00 or more upon Lessee’s providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation. In the event Lessor fails to notify Lessee within fifteen (15) days of Lessor’s receipt of Lessee’s request for such consent that Lessor shall not consent to any request of Lessee under this Paragraph 7, Lessor shall be deemed to have consented to such request.

(d)           Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorneys’ fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4           Ownership, Removal, Surrender and Possession.

(a)           Ownership. All Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. All Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

(b)           Removal. [Intentionally Omitted]

(c)           Surrender/Restoration. Subject to the provisions of Paragraphs 9 and 14, Lessee shall surrender the Premises by the end of the last day of the Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that could reasonably be expected to have been prevented by commercially reasonable maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, alarm systems and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee’s Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.           Insurance; Indemnity.

8.1           Payment of Premiums. The cost of the premiums for the insurance policies maintained by Lessor under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the Term shall be prorated to coincide with the corresponding Commencement Date or expiration of the Term.

8.2           Liability Insurance.

(a)           Carried by Lessee. Lessee shall obtain and keep in force during the Term a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “Insured Contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)           Carried by Lessor. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3           Property Insurance-Building, Improvements and Rental Value.

(a)           Building and Improvements. Lessor shall obtain and keep in force during the Term a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved such latter amount is less than full replacement cost. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee’s personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor’s policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(b)           Rental Value. Lessor shall also obtain and keep in force during the Term a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount up to $5,000.00 per occurrence in the event of such loss.

(c)           Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is solely caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)           Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4           Lessee’s Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor’s option by endorsement to a policy already carried, maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations including, without limitation, offices, light fixtures, alarm systems, telephone systems, and fire protection systems in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be no less than eighty percent (80%) of the full replacement cost coverage with a deductible not to exceed $5,000 per occurrence.  Subject to the provisions of Paragraphs 9 and 14, the proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

8.5           Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a General Policyholders Rating of at least B+, V, or such other rating as may be required by a Lender as set forth in the most current issue of “Best’s Insurance Guide.” Lessee shall not do or permit to be done within the Premises anything which shall solely cause the insurance policies referred to in this Paragraph 8 to become invalid. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days’ prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or insurance binders evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

8.6           Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their respective property(ies) arising out of or incident to the perils which are to be insured against under the terms of any insurance policies referred to herein, regardless of cause or origin, and negligence which could be covered by commercial general liability insurance or the broadest available form of “all risks” or “special form” property insurance (utilizing the then prevailing “ISO Special Form” property insurance form) with no exclusions permitted thereunder with respect to vandalism, malicious mischief or sprinkler leakage and including an agreed amount endorsement for not less than one hundred percent (100%) of the full replacement cost of the covered items and property. The Parties agree that no insurer shall hold any rights of subrogation against such other Party. The Parties agree that their respective insurance policies shall provide that no insurer shall hold any rights of subrogation against such other Party

8.7           Indemnity. Except for Lessor’s negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities solely arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee’s business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Breach by Lessee in the performance in a timely manner of any obligation on Lessee’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

8.8           Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.           Damage or Destruction.

9.1           Definitions.

(a)           “Premises Partial Damage” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than thirty-three percent (33%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(b)           “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is thirty-three percent (33%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is thirty-three percent (33%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

(c)           “Insured Loss” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(e)           “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2           Premises Partial Damage. If Premises Partial Damage occurs, whether or not an Insured Loss, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3           [Intentionally Omitted]

9.4           Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee.

9.5           Damage Near End of Term. If at any time during the last six (6) months of the Original Term or the Option Term then in effect, as the case may be, there is damage for which the cost to repair exceeds two (2) months’ Base Rent, whether or not an Insured Loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6           Abatement of Rent; Lessee’s Remedies.

(a)           In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Lessee’s Share of Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under paragraph 8.3(b). Except for abatement of Base Rent, Lessee’s Share of Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b)           If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within sixty (60) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than thirty (30) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice and proceeds with diligence to complete such repair or restoration within a reasonable time thereafter, this Lease shall continue in full force and effect. “Commence” as used in this Paragraph 9.6 shall mean the beginning of the actual work on the Premises.

9.7           Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(c) and Paragraph 13), Lessor may at Lessor’s option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the excess costs of (a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

9.8           Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

9.9           Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.           Real Property Taxes.

10.1           Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2           Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, assessment bond or bonds including, without limitation, bonds to pay for infrastructure, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any county, city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor’s right to rent or other income therefrom, and/or Lessor’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Term, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. In no event shall “Real Property Taxes” include penalties or interest imposed for late payment of any Real Property Taxes.

10.3           Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4           Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5           Lessee’s Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.           Utilities. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and Cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d).

12.           Assignment and Subletting.

12.1           Lessor’s Consent Required.

(a)           Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, ‘‘assign”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent given under and subject to the terms of Paragraph 36.

(b)           A change in the control of Lessee shall constitute an assignment requiring Lessor’s consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee to persons other than the current majority shareholder shall constitute a change in control for this purpose.

(c)           The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. “Net Worth of Lessee” for purposes of this Lease shall be the net worth of Lessee established under generally accepted accounting principles consistently applied.

(d)           An assignment or subletting of Lessee’s interest in this Lease without Lessor’s specific prior written consent shall, at Lessor’s option, be a Breach curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease or (ii) upon thirty (30) days’ written notice (“Lessor’s Notice”), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor’s Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Lessor’s Notice.

(e)           Lessee’s remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)           Notwithstanding any provision of this Lease to the contrary, Lessee shall have the right to assign or hypothecate this Lease, or sublet the Premises or any portion thereof, without the consent or approval of Lessor to any party to which all or substantially all of the shares of stock or assets of Lessee have been sold, transferred or otherwise acquired pursuant to any (i) merger, (ii) consolidation, (iii) public offering, (iv) reorganization, (iv) dissolution, (v) sale of stock, membership or partnership interests or (vi) sale of assets, provided that such assignee, transferee, surviving entity or successor-in-interest to Lessee shall have a net worth equal to or greater than that of Lessee.

12.2           Terms and Conditions Applicable to Assignment and Subletting.

(a)           Regardless of Lessor’s consent, any assignment or subletting for which Lessor’s approval or consent is required shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b)           Lessor may accept any rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment, if and to the extent Lessor’s approval or consent to such assignment is required hereunder. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c)           The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

(d)           In the event of any Breach of Lessee’s obligation under this Lease, Lessor may proceed directly against Lessee or anyone else responsible for the performance of the Lessee’s obligations under this Lease, including any sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)           Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as reasonable consideration for Lessor’s consuming and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(f)           Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

(g)           [Intentionally Omitted]

(h)           [Intentionally Omitted]

12.3           Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)           Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee’s obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b)           In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(c)           Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d)           No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)           Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.           Default; Breach; Remedies.

13.1           Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Default or Breach by Lessee (as hereinafter defined), $250.00 is a reasonable maximum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure a Default. A “Default” by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A “Breach” by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(a)           The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

(b)           Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, Lessee’s Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following Lessee’s receipt of written notice thereof by or on behalf of Lessor to Lessee.

(c)           Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) [Intentionally Omitted], (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) business days following Lessee’s receipt of written notice by or on behalf of Lessor to Lessee.

(d)           A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the Rules and Regulations adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after Lessee’s receipt of written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)           The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors, (ii) Lessee’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f)           The discovery by Lessor that any financial statement of Lessee given to Lessor by Lessee was materially false.

(g)           [Intentionally Omitted]

13.2           Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier’s check. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

(a)           Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired Term. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Default or Breach of this Lease shall not waive Lessor’s right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages.  If a notice and grace period required under Subparagraph 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)           Continue the Lease and Lessee’s right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee’s Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor’s interest under this Lease, shall not constitute a termination of the Lessee’s right to possession.

(c)           Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d)           The expiration or termination of this Lease and/or the termination of right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3           Inducement Recapture In Event of Breach. [Intentionally Omitted]

13.4           Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due which ten (10) days shall not be a grace period, it being understood that such sums are due as provided in Subparagraph 13.1(b), then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13.5           Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event exceed a period of thirty (30) days after receipt by Lessor and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.           Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession whichever first occurs. If more than ten percent

(10%) of the floor area of the Premises or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee’s parking, is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee’s relocation expenses and/or loss of Lessee’s Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee’s Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.           Brokers’ Fees.

15.1           Procuring Cause. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

15.2           [Intentionally Omitted].

15.3           [Intentionally Omitted].

15.4           Representations and Warranties. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16.           Tenancy and Financial Statements.

16.1           Tenancy Statement. Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current “Tenancy Statement” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2           Financial Statement. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past year. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.           Lessor’s Liability. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor’s title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.           Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.           Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20.           Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21.           Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22.           No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

23.           Notices.

23.1           Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

23.2           Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission there of, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24.           Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor’s consent to or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Notwithstanding the foregoing, Lessor’s acceptance of rent after the first and second occurrence of a Default for a failure to pay said rent during any twelve (12) month period during the Term shall be deemed a waiver of any Default or Breach by Lessee. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment. Lessor hereby waives any landlord’s lien, other lien or any other interest whatsoever arising under statute or common law in any item of Lessee’s “clean room,” or any portion thereof or interest therein, whether located in the Premises or elsewhere. Notwithstanding the foregoing, Lessor’s waiver of any statutory or common law Lessor’s lien that it may have on all remaining Lessee’s personal property shall be at Lessor’s sole discretion and shall not be subject to the provisions of Paragraph 36(a). Any such waiver consented to by Lessor shall be made on Lessor’s form of lien waiver.

25.           Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.           No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27.           Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

28.           Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29.           Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.           Subordination; Attornment; Non-Disturbance.

30.1           Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor’s default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor’s default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2           Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month’s rent.

30.3           Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving assurance (a “non-disturbance agreement”) from the Lender that Lessee’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4           Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31.           Attorneys’ Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all reasonable attorneys’ fees reasonably incurred. Subject to the provisions of Paragraph 13.1, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of this Paragraph 31.

32.           Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary “For Lease” signs and enter the Premises to show the same to prospective lessees. All such activities of Lessor shall be without abatement of rent or liability to Lessee; provided, however, Lessor shall not unreasonably interfere with Lessee’s business operations in the Premises.

33.           Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.           Signs. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee’s own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee’s business; Lessor shall be entitled to all revenues from such advertising signs.

35.           Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.           Consents.

(a)           Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, delayed or conditioned. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting, or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b)           All conditions to Lessor’s consent specifically permitted by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.           [Intentionally Omitted]

38.           Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.           Options.

39.1           Definition. As used in this Lease, the word “Option” means the right to extend the Original Term or to renew this Lease.

39.2           Grant of Options. Lessee shall have the right to extend the Original Term of this Lease for three (3) periods of two (2) years each (each an “Option Term”) on and subject to the terms and provisions of this Paragraph 39. Lessee may exercise such right to extend the Term for the applicable Option Term by delivering to Lessor notice of Lessee’s intention to exercise its right to so extend the Term no later than the date one hundred eighty (180) days prior to the expiration of the Original Term or the Option Term then in effect, as the case may be. Each such Option Term shall be on all of the terms and conditions contained in this Lease, except that Base Rent shall be as set forth in Paragraph 1.5.

39.3           Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4           Effect of Default on Options.

(a)           Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period of time Base Rent due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (ii) during the time Lessee is in Breach of this Lease.

(b)           The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a)

(c)           All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if after such exercise and during the Term if a Breach by Lessee occurs.

40.           Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations”) which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or Lessees of the Building and the Industrial Center and their invitees. Notwithstanding any provision of this Lease to the contrary, in the event of a conflict between any rule or regulation promulgated by Lessor and a specific provision of this Lease, the specific provision of this Lease shall control.

41.           Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.           Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of or ingress to or egress from the Premises by Lessee and its employees, suppliers, shippers, contractors invitees or customers. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.           Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44.           Authority. Lessee hereby represents and warrants to Lessor that (i) this Lease constitutes the legal, valid and binding obligation of Lessee and (ii) the execution, delivery and performance of this Lease have been duly authorized by all necessary action; are within the power and authority of Lessee; and do not and will not violate any of the organizational documents of Lessee or any agreement or instrument binding or affecting Lessee or any of its property. Lessor hereby represents and warrants to Lessee that (i) this Lease constitutes the legal, valid and binding obligation of Lessor and (ii) the execution, delivery and performance of this Lease have been duly authorized by all necessary action; are within the power and authority of Lessor ; and do not and will not violate any of the organizational documents of Lessor or any lease or other agreement or instrument binding on or affecting Lessor or any of its property, including, without limitation, the Industrial Center.

45.           Conflict. Any conflict between the printed provisions of this Lease and any typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.           Offer. Preparation of this Lease by either Lessor or Lessee or Lessor’s agent or Lessee’s agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.           Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease.

48.           Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY’S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The Parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed on: , 2008	Executed on: , 2008
LESSOR: TITAN MAC FUND I, LP, a Texas limited partnership By: McAllen Portfolio GP, LLC, Texas limited liability company, its sole general partner	LESSEE: CrossCart, Inc., a Delaware corporation By: Daniel R. Lee, President and Chief Executive Officer

By: Ben F. Spencer, Manager Address: 6300 Riverside Plaza Lane NW #200 Albuquerque, New Mexico 87120 Telephone: (505) 998-0163 Facsimile: (505) 837-1061	Address: 10101 Reunion , Suite 970 San Antonio, Texas 78216 Telephone: (210) 269-3935 Facsimile: (210) 495-7443

 Exhibit 6.5

EXHIBIT “A”

LEGAL DESCRIPTION

NCB 12063 BLK 1 LOT 7 (BLOSSOM INDUSTRIAL PARK UT-4), in the city of San Antonio, Bexar County, Texas, further described as approximately 4,000 square feet of office/lab/warehouse space located at 11969 Starcrest Drive in an approximately 68,929 square foot facility in Blossom Business Park II, said project consisting of two (2) buildings totaling 137,858 square feet.

 Exhibit 6.5

EXHIBIT “B”

 Exhibit 6.5

EXHIBIT “C”

CONSTRUCTION WORK

Lessor shall deliver Premises to Lessee in “shell” condition, which shall include all finished exterior walls.

Lessee shall be responsible for completing and doing all construction work upon the Premises (“Lessee’s Work”). All materials and equipment furnished in connection with Lessee’s Work shall be new, and all Lessee’s Work shall be done in a first class and workmanlike manner. Lessee’s Work shall also be performed in strict accordance with all applicable laws and ordinances, all applicable rules, regulations and standards of all governmental authorities having jurisdiction and all requirements of insurance companies which provide insurance with respect to the Premises and/or the Building.

A.           Plans and Specifications. The plans and specifications for Lessee’s Work attached hereto as Exhibit “C-1” (the “Approved Plans”) have been approved by Lessor and are hereby deemed to be incorporated into this Lease.

B.           Approval of Initial Plans and Specifications. [Intentionally Omitted]

C.           Contractors. Lessor hereby approves DenMar Construction, Inc. (the “General Contractor”) to act as general contractor with respect to the performance of Lessee’s Work.

D.           Insurance and Bonding. The General Contractor shall provide, in addition to insurance required to be maintained by Lessee pursuant to any other provisions of this Lease, the following types of insurance in the following minimum amounts naming Lessor and any designee of Lessor as additional insured, issued by companies reasonably approved by Lessor:

(i)           Workman’s Compensation coverage with limits of a least $500,000.00 for the employer’s liability coverage thereunder, or statutory limits if greater.

(ii)           Builder’s Risk-Completed Value fire and extended coverage, covering damage to the construction and improvements to be made by Lessee, in amounts at least equal to the estimated completed cost of such construction and improvements, with 100 percent co-insurance protection.

(iii)           Automobile Liability coverage with bodily injury limits of at least $500,000.00 per accident for property damage.

E.           Indemnification. Lessee hereby assumes any and all liability, including but not limited to any liability arising out of statutory or common law, for any and all injuries to or death of any and all persons and for any and all damaged property caused by, or resulting from, or arising out of, any act or omission on the part of Lessee, its contractors and its or their subcontractors or employees in the performance of Lessee’s Work on the Premises, and agrees to defend, indemnify and hold harmless Lessor from and against any and all damages, costs, liabilities, losses and/or expenses (including legal fees and court costs) which Lessor may incur, suffer or pay as a result of claims or lawsuits due to, because of or arising out of any and all such injuries, death and/or damage arising out of the performance of Lessee’s Work on the Premises. All insurance policies to be obtained by Lessee under the terms of this Lease shall expressly include such contractual liability coverage. All costs of Lessee’s Work shall be paid promptly so as to prevent the assertion of any liens for labor or materials, and Lessee shall cause all contractors and subcontractors performing Lessee’s Work to furnish such lien waivers and release as Lessor may require in connection with Lessee’s Work.

Lessee agrees to indemnify Lessor and hold Lessor harmless from and against any loss, liability or damage resulting from or related to the assertion of any liens on account of labor or materials furnished as part of, or in connection with, Lessee’s Work. In the event any liens are asserted against the Premises or the Building on account of any labor or materials furnished as a part of, or in connection with, Lessee’s Work, and such liens are not removed from such Premises or the Building or otherwise satisfied within thirty (30) days of the date of such assertion, Lessor, at its election, in addition to any of its other rights and remedies under this Lease, may pay all such sums necessary to the obligee asserting such lien and may thereafter charge the Lessee all such sums paid out, together with interest at the highest lawful rate, as additional rent hereunder, to be paid together with the next monthly rent payment to be made under the terms of this Lease alter the date Lessor notifies Lessee of the obligation to repay such sums.

F.           Timing. Lessee shall commence Lessee’s Work after the Early Possession Date, and Lessee shall use commercially reasonable efforts to complete Lessee’s Work no later than ninety (90) days after the Early Possession Date.

G.           Permits. The obtaining of all governmental permits required in connection with Lessee’s Work shall be the obligation of Lessee and deemed part of Lessee’s Work, including but not limited to any required building permit, certificate of occupancy, and certificate of compliance.

H.           Additional Fees. All reasonable architectural, engineering, construction or other fees incurred by Lessor relating to Lessee’s Work or changes in the Building necessitated by Lessee’s Work and previously disclosed to Lessee in writing shall be paid by Lessee upon demand by Lessor upon receipt of evidence of such fees from Lessor.

I.           Warranties. Lessee shall cause the General Contractor to guarantee and warrant, in writing, that the work done by it shall be free from any defects in workmanship and materials for a period of not less than one year from the date of its completion and acceptance by Lessee thereof. All such warranties or guarantees with respect to Lessee’s Work shall be contained in the applicable construction contracts or subcontracts and shall provide that such guarantees or warranties shall inure to the benefit of both Lessor and Lessee, and may be enforced by either of them. Lessee shall provide Lessor with such contracts or other evidence of guarantees or warranties as Lessor may desire from time to time. Lessee covenants to give Lessor any assignment or other assurance necessary to effect such right of direct enforcement.

J.           Removal of Trash. Lessee shall use commercially reasonable efforts to cause the General Contractor to remove all trash, debris and rubbish from the Premises at least daily, and shall provide that no trash, debris or rubbish is visible to the patrons of the Building. If at any time any such trash, debris or rubbish is not removed as required hereby, Lessor may remove same at Lessee’s expense, and Lessee shall reimburse Lessor for such expense upon demand by Lessor.

K.           Review of Lessee’s Work. Lessee shall immediately notify Lessor of the completion of Lessee’s Work, and Lessor shall inspect Lessee’s Work to determine if it materially conforms with the Approved Plans. If any part of Lessee’s Work fails in any material and adverse way to comply with the Approved Plans, Lessee shall promptly repair or replace same. If Lessee fails to do so, Lessor shall have the right to repair or replace same at Lessee’s expense, and Lessee shall reimburse Lessor for such expense upon demand by Lessor. Lessee’s Work shall not be deemed complete until Lessor has inspected it and approved its substantial conformity with the Approved Plans; and Lessor agrees to make such inspection promptly. Any approval or consent by Lessor shall in no way obligate Lessor in any manner whatsoever in respect to the finished product design and/or construction by Lessee. Any deficiency in design or construction, although same had prior approval by Lessor, shall be solely the responsibility of Lessee. Any deficiency or defect in the design or construction of the Lessee’s Work shall not be waived by Lessor’s inspection of Lessee’s Work whether or not such deficiency or defect in the design or construction is objected to by Lessor.

L.           Work Items. Lessee’s Work shall include all labor, materials and equipment required for the installation or construction of those items specified in the Approved Plans. Lessee shall pay all costs of Lessee’s Work. Lessee shall furnish at its sole cost all labor, materials and equipment for the installation and construction of all interior shelving and trade fixtures necessary for the conduct of Lessee’s business.

M.           Lessor’s Contribution. Lessor agrees to reimburse Lessee for the cost of construction of Lessee’s Work; provided, however, Lessor’s reimbursement obligation (the “Construction Allowance”) shall in no event exceed the sum of $8,000.00. Lessor’s payment of the Construction Allowance shall be due in its entirety within thirty (30) days following completion of Lessee’s Work provided that Lessee has provided Lessor (i) a copy of Lessee’s Certificate of Occupancy, (ii) a Release of Lien from the General Contractor, and (iii) a copy of the certificate(s) evidencing the existence and amounts of the insurance required under Paragraphs 8.2(a) and 8.4 of the Lease.

 Exhibit 6.5
Date:	November 21, 2008

Client:	Cross Cart
Richard S. Robinson

Project Address:	11969 Starcrest Dr.
San Antonio, TX

Phone	Wk:	(352) 372 6788

Project Description

This proposal is based on visual observations and inspections. No physical destruction or penetrations were made and therefore the remodeling process may expose problems not yet evidenced. If this occurs, the Client will be advised of the problem and cost. A signed agreement/ change order between XXXXXX and the Client or Client’s representative will be needed before the work will be done.

Scope of Work

Remodel lease space at 11969 per plans and specifications dated 11/11/2008 to include the following:

Remove walls, ceilings, plumbing, electrical, and gas heater per plan.
Saw cut and remove 73 linear feet x 12” wide concrete floor for new floor drains and waste lines.
Patch concrete back after plumbing work.
Frame new walls per plan and wall schedule.
Install 5/8” drywall per wall schedule.
Install R-11 insulation at wall type A..
Install new doors and frames #8, 9, 10, and 11 with corresponding hardware.
Install two new windows and frames item B.
Install plastic strip curtain #4.
Paint walls per room finish schedule.
Install new ceiling system per room finish schedule.
Splice new ceiling system with existing as needed.
Install new flooring per room finish schedule.
Seal concrete floor per room finish schedule.
Seal off exit doors as indicated on plan.
HVAC: Install new 5 ton Carrier gas heat roof top unit.
Install six supply grilles and one return grille with programmable thermostat in room 121.

Install ten new supply grilles and one new return air grille in remaining area.
Patch all roof penetrations with matching roof materials.

Plumbing: Relocate toilet and lavatory in room 117 and install new wall hung lavatory with handicap faucet and handicap toilet.
Replace lavatory and toilet in room 104 with wall hung lavatory and handicap toilet.
Install 2 grab bars at each toilet.

C-1

Install new plastic laminate counter top with stainless steel bar sink and handicap faucet at room 103.
Install wall hung lavatory with handicap faucet at room 116.
Install waste and supply stub up at room 11.
Install two floor drains, two wall drains, and one supply line at room 121.
Cap off gas line at existing space heater.
Install gas line to new A/C unit.
Electrical: Demo existing electrical, lighting, and terminate all unused circuits.
Install (6) emergency lights, (3) exit signs, (43) 2x4 lay in lights, (2) 100 amp sub panels from existing service at new panel location, (20) new switches, (20) new
110 plug outlets, (5) 220 plug outlets, power for new A/C unit, (1) recessed light at vestibule, reuse strip light at loading dock.
Clean up and haul off all debris.
Includes all applicable permits.
Excludes asbestos survey.

Flooring Allowances:
Marmorette with NATURCote Linoleum Flooring (heat welded seams)	$ XX.XX per square yard
Commercial carpet, 26 oz glue down	XX.XX per square yard
Commercial vinyl tile (Azrock or equal)	X.XX per square foot

Cost $ XXX,XXX.XX
Tax X,XXX.XX
Project Total $ XXX,XXX.XX

C-1

 Exhibit 6.5

C-1

4'-0"
10'-6"
12'-6"
122
123
121
35'-10"
120
220V
109
110
10'-0"
4'-0"
9'-10"
111
108
106
107
113
112
114
115
116
117
105
103
104
119
118
7'-0"
101
102
6'-0" CASED OPENING
EQUAL

24

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 Exhibit 6.5

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 Exhibit 6.5

Keyed Notes

1.	Render existing entry door inoperable and remove exterior hardware. Install bronze tone rubber plugs to fill exterior holes where pull handle was attached/
2.
Render rear personnel door inoperable and remove knobset. Install painted metal blank over hole in door panel where knob was removed. Weather strip interior door/frame joint prior to constructing drywall partition over doorway.

3.	Demo existing utility sink and cap-off plumbing within drywall partition.
4.	Demo wet bar and cap-off waste drain piping beneath concrete floor.
5.
Demo both existing Rest Rooms. Saw-cut slab and rough in for a new accessible toilet and wall hung lavatory in this location. Provide and install a new accessible tank type toilet equipped with open front toilet seat and tank trip lever on approach side of tank. Install 1 1/2” dia. stainless steel grab-rails along and behind new toilet at 34” anchored within drywall with block able to support a minimum of 250 lbs. each. Install an accessible wall hung lavatory equipped with an accessible faucet and padding on p-trap & shut-off valves beneath basin. Hot & Cold water supplies required. Retain existing electric water heater to serve Rest Rooms, Hallway Hand Sink and Wet bar faucets.

6.
Hallway Hand Sink - Rough in new plumbing for a wall hung lavatory in this location. Equip new sink with accessible faucet (with wrist blade controls) and padding on p-trap and shut-off valves beneath basin. Hot & cold water supplies required.

7.
Existing rest room to be modified. Demo vanity and reposition water closet rough in to create an accessible rest room. Provide and install a new accessible tank type toilet equipped with open front toilet seat and tank trip lever on approach side of tank. Install 1 1/2” dia. stainless steel grab-rails along and behind new toilet at 34” anchored within drywall with block able to support a minimum of 250 lbs. each. Install an accessible wall hung lavatory equipped with an accessible faucet and padding on p-trap & shut-off valves beneath basin. Hot & Cold water supplies required.

8.	Demo existing wet bar and install a new accessible counter top/sink/faucet on existing plumbing rough in. New counter top to be 34” a.f.f.
9.
New Clean Rooms – Saw-cut slab from existing toilets (to be demo’d) to this area. Tenant requires the installation of two fully recessed floor drains, two wall drains and cold water supplies in several locations to serve equipment. See detail.

10.	Demo existing divisive wall from floor to roof decking. Install new batt insulation attached to underside of roof decking in a roughly 800 sq.ft. area.
11.	Remove two existing distribution panels and feeders. Provide and install a new feeder to a new distribution panel.
12.
Provide and install a new circuit breaker panel sized to accommodate new and existing electrical loads. Contractor shall provide bid as a Design/Build and shall be responsible for provision of Panel Schedule, Riser Diagram, Load Calculations, Circuiting Diagram and I.E.C.C. Compliance report.

13.
Bolt down sectional overhead door in existing lift track and weather strip perimeter of door/wall joint prior to the construction of a new insulated drywall partition. Remove upper section of lift track if track interferes with the construction of drywall and installation of new suspended ceiling grid at 12’-0” a.f.f.

14.	Demo party wall up to 7’-10” a.f.f. Install new gypsum wall board over modified metal framing to create a drywall header to separate dissimilar ceiling grid heights (8’ & 12’)
15.	Existing suspended ceiling grid (7’-10”)

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16.	New continuous 2’x4’ suspended grid (8’-0” & 12’-0”
17.	Demo existing Hallway grid and splice new grid onto existing remaining grid in Rest Room.
18.	Spice new suspended grid onto existing remaining grid where closets are to be removed.
19.	Demo hallway grid and splice new grid onto remaining grid of adjacent Office area.
20.	Align new suspended grid in a continuous manner. Break grid at perimeter wall of clean room area.
21.	No ceiling grid, open to newly insulated roof decking. Reinstall one salvaged 96” long twin lamp fluorescent light fixture to bottom cord of roof joists.
22.	Construct new drywall “hard lid” atop this vestibule. Install a fully recessed incandescent light fixture with 75 watt lamp.

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 Exhibit 6.5

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Remodeling Legend

- Existing Concrete tilt-wall panel
- Existing partition to remain
- Existing partition to be removed
- New Partition to be constructed
- Wall Tag
- Keyed note
- 123 Room Number
- Existing structural column
- Existing electrical outlet
- Existing low-voltage cabling and wall jack (Tele./Data)
- New 110V duplex outlet at 15" a.f.f. unless otherwise noted
- 220 V New 220V/30A single phase electrical outlet at 15" a.f.f.
- New single pole wall switch at 48" a.f.f.
- New 2'x4' three lamp lay-in troffer with T-8 Lamps and electronic ballasts No existing lay-in fixtures are to be reused
- New Wall mounted battery powered twin sealed beam emergency light fixture
- Existing wall mounted incandescent light fixture
- F Existing grid mounted exhaust fan, re-duct as need to vent fan output through roof deck above
- FE New 3A/40BC portable fire extinguisher (four required)

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 Exhibit 6.5

•
Wall Type A – New 15’ high furred drywall, constructed using 2 ½” wide 20 gage metal studs at 16” o.c. with R-11 batt insulation within stud cavities from floor to roof decking. Apply one layer of 5/8” thick gypsum wall board over all framing, tape and bed all joints, prime (one coat) and apply two finish coats of epoxy base high gloss paint to seal surface.

•
Wall Type B – New 12’ high drywall partition constructed using 3 5/8” wide 20 gage metal studs at 16’ o.c. with one layer of 5/8” thick gypsum wall board on each side. No insulation required. On Clean room side of wall; Tape and bed all joints, prime (one coat) and apply two finish coats of epoxy base high gloss paint to seal surface. Exterior side of the partition may be finish similarly to Wall Type D.

•
Wall Type C – Infill wall constructed using metal studs and gypsum wall board to patch opening in existing drywall partition. Framing and Gypsum wall board to be sized t match existing materials. Tape/float/texture/paint.

•
Wall Type D – New 8’ high drywall partition constructed beneath continuous ceiling grid. Constructed using 3 5/8” wide 25 gauge metal studs at 24” o.c. with one layer of 5/8” thick gypsum wall board on each side. No Insulation required. Tape/float/texture/paint all surfaces.

•
Wall Type E – New 12’ high drywall partition constructed using 3 5/8” wide 20 gage metal studs at 16” o.c. with one layer of 5/8” thick gypsum wall board on each side. No insulation required. Tape and bed all joints, prime (one coat) and apply two finish coats of flat latex paint with a roll-on texture.

•
Wall Type F (Rest Rooms) - New 10’ high drywall partition constructed using 3 5/8” wide 25 gauge metal studs at 24” o.c. with one layer of 5/8” thick gypsum wall board on each side. No Insulation required. Tape/float/texture/paint all surfaces.

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FIRST AMENDMENT TO
LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made this 21 day of June, 2012 by and between TITAN MAC FUND I, LP, a Texas limited partnership (“Lessor”) and APERION BIOLOGICS, INC., a Delaware corporation, formerly CROSSCART, INC. (“Lessee”).

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated December 17, 2008 (the “Lease”):

WHEREAS, the parties wish to extend the Original Term as set forth in the Lease;

NOW THEREFORE, for consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Original Term. The Original Term is hereby extended Thirty Nine (39) months commencing on July 1, 2012. The Expiration Date of the Lease is now September 30, 2015.

2.           Base Rent. Base Rent during the remainder of the Original Term shall be as follows:

07/01/12 − 09/30/12                                             $0.00/square foot                                $0.00 per month
10/01/12 − 09/30/14                                             $6.20/square foot                                $2,067.00 per month
10/01/14 − 09/30/15                                             $6.40/square foot                                $2,133.00 per month

3.           Capital Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meaning ascribed to them in the Lease.

4.           Improvements. Lessor shall provide the Premises on an “as-is” basis. The cost of improvements shall be the sole responsibility of Lessee. Lessor shall have the right of approval on all aspects of the improvement process.

5.           Option to Terminate. Lessee may terminate this Lease at any time on or after September 30, 2013 in accordance with this paragraph.

(1)	Lessee will give Lessor at least ninety (90) days’ prior written notice of Lessee’s election to terminate this Lease.

(2)
Lessee may terminate this Lease only as of the last day of a month (the “Cancellation Date”). The Cancellation Date will be stated in Lessee’s notice and will be no less than ninety (90) days after the date of Lessee’s notice. At least ten (10) days prior to the Cancellation Date, as a condition to Lessee’s election, Lessee will pay Lessor the sum equal to the applicable unamortized leasing costs as set forth in Exhibit A.

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(3)	On or prior to the Cancellation Date, Lessee will surrender possession of the Premises to Lessor in accordance with the provisions of the Lease, as if the Cancellation Date was the Termination Date.

(4)	From and after the Cancellation Date, neither Lessor nor Lessee will have any further rights or obligations under this Lease, except for those accruing prior to the Cancellation Date.

6.           Ratification. Except as expressly set forth herein, all other terms and conditions of the Lease are hereby confirmed and ratified by both parties.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

Lessor:

TITAN MAC FUND I, a Texas limited
partnership

By:     Titan Industrial Development
            Limited Partnership
a New Mexico limited partnership

By:     Titan Development of Texas, LLC
            a New Mexico limited liability company
            Its Managing Member

By: Name: Ben F. Spencer Title: Manager

Lessee:
APERION BIOLOGICS, INC., a Delaware corporation By: Name: Daniel R. Lee Title: Chief Executive Officer

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Exhibit A

Cancellation Date		Unamortized Leasing Costs
September 30, October 31,	2013 2013	$5,273.59 $5,053.85
November 30,	2013	$4,834.12
December 31, January 31, February 28,	2013 2014 2014	$4,614.39 $4,394.66 $4,174.92
March 31,	2014	$3,955.19
April 30,	2014	$3,735.46
May 31,	2014	$3,515.73
June 30, July 31, August 31,	2014 2014 2014	$3,295.99 $3,076.26 $2,856.53
September 30, October 31,	2014 2014	$2,636.79 $2,417.06
November 30,	2014	$2,197.33
December 31, January 31, February 28,	2014 2015 2015	$1,977.60 $1,757.86 $1,538.13
March 31,	2015	$1,318.40
April 30,	2015	$1,098.66
May 31,	2015	$878.93
June 30, July 31, August 31,	2015 2015 2015	$659.20 $439.47 $219.73
September 30,	2015	$-0-